UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2007

SCIELE PHARMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway
Suite 1800
Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

On August 3, 2007, Sciele Pharma, Inc. (the “Company”) announced that its Board of Directors has adopted a new share repurchase program, effective August 3, 2007, authorizing the repurchase of up to $40 million of its outstanding shares of common stock over the next twelve months.  The Company’s previous $30 million repurchase program expired on August 2, 2007, at which time approximately $8 million remained in authorized but unexecuted repurchases at termination.  Such unexecuted repurchases have expired.  A copy of the press release is attached to this Report as Exhibit 99.1

Item 9.01               Financial Statements and Exhibits

99.1         Press release dated August 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC.
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	EVP, Chief Financial Officer, Secretary and Treasurer

Date:  August 7, 2007